Exhibit 10.1
CREDIT AGREEMENT SUPPLEMENT
AND AMENDMENT NO. 3
     THIS CREDIT AGREEMENT SUPPLEMENT AND AMENDMENT No. 3, dated as of March 30, 2006 (the “Credit Agreement Supplement”) among PolyMedica Corporation, a Massachusetts corporation (the “Borrower”), the lenders from time to time parties thereto (collectively, the “Lenders”), and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) to the Credit Agreement, dated as of April 12, 2005, as supplemented, amended and modified by the Credit Agreement Supplement and Amendment, dated as of May 24, 2005, Amendment and Limited Waiver No. 2, dated as of November 18, 2005, and the Consent, dated as of February 8, 2006 (the “Credit Agreement”) among the Borrower, the Lenders, the Administrative Agent, Swing Line Lender and L/C Issuer and certain other agents parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit Agreement, as amended by, and together with, this Credit Agreement Supplement, and as hereinafter amended, modified, extended or restated from time to time, being called the “Amended Agreement”).
WITNESSETH:
     WHEREAS, the Borrower has requested that the Credit Agreement be amended so as to provide an increase in the Aggregate Commitments in an aggregate amount of up to $55 million and the option to increase the Aggregate Commitments by up to an additional $50 million;
     WHEREAS, the Borrower has requested certain other amendments to, and consents under, the Credit Agreement;
     WHEREAS, each existing Lender that executes and delivers this Credit Agreement Supplement specifically in the capacity of a Lender will be deemed to have agreed to the terms of this Credit Agreement Supplement but will not be deemed to have made any additional Commitment;
     WHEREAS, each existing Lender that executes and delivers this Credit Agreement Supplement specifically in the capacity of a participating lender (a “Participating Lender”) (a) will have agreed to the terms of this Credit Agreement Supplement and (b) will have agreed to make a new Commitment, in addition to its existing Commitment, in an aggregate amount as agreed to by such Lender and determined by the Borrower and the Administrative Agent and notified to such Lender (the “New Commitment”); and
     WHEREAS, the parties hereto have agreed, subject to the terms and conditions hereof, to supplement, amend and modify the Credit Agreement as provided herein;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
AMENDMENTS
     Effective as of the Amendment Effective Date (defined below), the Credit Agreement is hereby amended as follows:
     1.01 Amendment to Section 1.01. (a) Section 1.01 is hereby amended by adding the following definitions in the appropriate alphabetical order:
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     ““Amendment Effective Date” means March 31, 2006.
     ““Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.”
     ““Increase Effective Date” has the meaning specified in Section 2.15.”
     (b) Section 1.01 is hereby amended by deleting the following definitions in their entirety and replacing them with the following:
     ““Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):
APPLICABLE RATE
Revolving Loans, Swing Line Loans and Letters of Credit

			Base Rate
	Consolidated	Eurodollar	Loans and
Pricing	Leverage	Rate Loans and	Swing Line	Commitment
Level	Ratio	Letters of Credit	Loans	Fees
I	> 2.50 to 1.00	1.75%	0.50%	0.25%

II	>2.00 to 1.00 but ≤ 2.50 to 1.00	1.50%	0.25%	0.20%

III	>1.50 to 1.00 but ≤ 2.00 to 1.00	1.25%	0	0.20%

IV	>1.00 to 1.00 but ≤ 1.50 to 1.00	1.00%	0	0.15%

V	≤ 1.00 to 1.00	0.75%	0	0.15%
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.02(b), then, at the option of the Required Lenders, Pricing Level I will be applicable until the first Business Day immediately following the date an appropriate Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in the Compliance Certificate. The Applicable Rate in effect during the period from the Amendment Effective Date until the
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next quarterly Compliance Certificate is delivered shall be determined based upon Pricing Level II.”
     ““Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent and reasonably acceptable to the Borrower (such consent not to be unreasonably withheld or delayed).”
     ““Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, required under Section 10.06(b)(iii)).”
     ““Maturity Date” means March 30, 2011.”
     ““Permitted Acquisition” means any Acquisition by the Borrower or any other Loan Party which is a wholly-owned Subsidiary of the Borrower; provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition shall be used or useful in the same or similar line of business as the Loan Parties on the Closing Date or a business reasonably related or ancillary thereto, (b) all Property to be acquired in connection with such Acquisition shall be located in the United States, (c) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and all of the outstanding Equity Interests of such Person shall be Acquired, (d) no Default shall exist immediately after giving effect to such Acquisition on a Pro Forma Basis, (e) the Acquisition shall not involve an interest in a partnership or have a requirement that any Loan Party be a general partner, (f) the Loan Parties shall, and shall cause the party that is the subject of the Acquisition to, execute and deliver such joinder agreements, pledge agreements, and subsidiary guaranty agreements and take such other actions as may be necessary for compliance with the provisions of Sections 6.12, 6.13 and 6.14; and (g) the Acquisition Purchase Price for each Acquisition (or a series of related Acquisitions) shall be less than or equal to $125 million and after giving effect to each Acquisition and all Borrowings related thereto, on the date of such Acquisition, there shall be at least $50 million of remaining availability existing under the Aggregate Commitments, provided that if the Acquisition Purchase Price for an Acquisition is less than or equal to $15 million, no minimum undrawn availability under the Aggregate Commitments shall be required but all the other provisions for an Acquisition to be a Permitted Acquisition must be satisfied.”
     1.02 Amendments to Article II. Article II is hereby amended by adding new Sections 2.14 and 2.15 thereto, as follows:
     “2.14 Eligible Assignees to Become Lenders.
     (a) Additional Eligible Assignees. In the event that Lenders do not elect to increase the Aggregate Commitments by $55 million on the Amendment Effective Date the Borrower may invite Eligible Assignees to become Lenders for any such amount pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel for a period of ninety
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(90) days from the Amendment Effective Date without any additional notice to, or consent of, the Lenders.
     (b) Effectiveness and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date thereof and the final allocation of such increase. A revised Schedule 2.01 (Commitments and Applicable Percentages) shall be delivered to the Lenders and the Borrower by the Administrative Agent to reflect the Commitments of each of the Lenders, including the Commitments of any new Lenders.
     (c) Conditions to Effectiveness. As a condition precedent to effectiveness, the Borrower shall be deemed to have made the representations and warranties set forth in Section 4.02(a) and (b). The Borrower shall prepay any Loans outstanding on the effective date of the increase contemplated by this Section 2.14 (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
     (d) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.”
     “2.15 Increase in Commitments.
     (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $50 million, provided that any such request for an increase shall be in a minimum amount of $10 million or, if less, the remaining balance. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
     (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
     (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible
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Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
     (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.
     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
     (f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.”
     1.03 Amendments to Certain Covenants in Article VII. (a) Section 7.02(m) is hereby amended by replacing subsection (m) thereof as follows:
     “(m) other Investments entered into in the ordinary course of business not exceeding $25 million in the aggregate at any time outstanding.”
     (b) Section 7.03 is hereby amended by deleting the word “and” after subsection (g) thereof, deleting the period at the end of subsection (h) thereof and replacing it with “; and”, and by adding a new subsection (i) to Section 7.03, immediately following subsection (h) thereof, as follows:
     “(i) additional unsecured Indebtedness of the Borrower and its Subsidiaries not to exceed $15 million in the aggregate principal amount at any time outstanding; provided, however, that both before and after the incurrence of any such Indebtedness, no Default shall have occurred or be continuing.”
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     (c) Article VII is hereby amended by adding the following provisions:
     “7.16 Sale-Leasebacks. Create, incur, assume or suffer to exist any obligations as lessee for rental or hire of real or personal property in connection with any sale and leaseback transaction to exceed $50 million in the aggregate payable in any period of 12 consecutive months.”
     1.04 Amendments to Financial Covenants in Article VI. (a) Section 7.15(b) of the Credit Agreement is hereby amended by replacing such subsection in its entirety as follows:
     “(b) Consolidated Coverage Ratio. Permit the Consolidated Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 3.00 to 1.00.”
     (b) Section 7.15(c) of the Credit Agreement is hereby amended by replacing such subsection in its entirety as follows:
     “(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter (calculated for each four consecutive fiscal quarter period) of the Borrower to be greater than the ratio set forth opposite such period:

Four Fiscal	Maximum Consolidated
Quarters Ending	Leverage Ratio
Closing Date through December 31, 2006	3.00 to 1.00
March 31, 2007 through December 31, 2007	2.75 to 1.00
March 31, 2008 and each fiscal quarter thereafter	2.50 to 1.00”
     1.05 Amendment to Article X. (a) Section 10.06 of the Credit Agreement is hereby amended by replacing such Section in its entirety as follows:
     “10.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06, or (iii) by way of
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pledge or assignment of a security interest subject to the restrictions of subsection (f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5 million unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
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     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
     (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
     (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
     (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
     Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05
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and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations and the amount of interest thereon owing to and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (b), (c), (d) or (g) of the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it
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were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
     (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.”
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     (b) Article X is hereby amended by adding a new Section 10.16 as follows:
     “10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers, on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Joint Lead Arrangers, each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor Joint Lead Arrangers has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Joint Lead Arrangers has advised or is currently advising the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and neither the Administrative Agent nor the Joint Lead Arrangers has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties, and their respective Affiliates, and neither the Administrative Agent nor the Joint Lead Arrangers has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Joint Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and the other Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.”
     1.06 Amendments to Schedules. (a) Schedule 2.01 (Commitments and Applicable Percentages) to the Credit Agreement is hereby amended to read in its entirety as set forth on Annex A attached hereto to reflect the Commitments of each of the Lenders, including the New Commitments of any Participating Lenders, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01.
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     (b) Schedule 10.06 (Processing and Recordation Fees) is hereby added to the Credit Agreement in the form attached hereto as Annex B.
     1.07 Exhibit E. Exhibit E to the Credit Agreement is hereby replaced in its entirety by Exhibit E attached hereto as Annex C.
ARTICLE II
CONSENT AND AGREEMENTS
     2.01 Disposition of Respiratory Business. Effective as of the Amendment Effective Date, the undersigned, subject to the terms and conditions hereof, consent to the disposition of the nebulizer respiratory drugs segment of business (which disposition has been approved by the board of directors of the Borrower) (the “Respiratory Disposition”) for a fair market value, and agree that the Respiratory Disposition shall not be counted for purposes of calculating aggregated Dispositions permitted under Section 7.05(f)(ii) nor subject to the cash consideration requirement in Section 7.05(f)(iv).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.01 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:
     (a) The representations and warranties of the Borrower contained in Article V of the Amended Agreement, and in each other Loan Document or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the date hereof and on and as of the Amendment Effective Date with the same effect as if made on and as of the date hereof or the Amendment Effective Date, as the case may be, (i) except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (ii) except the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Amended Agreement, and (iii) together with any additional items that will be disclosed on any updated Schedules required to be supplemented pursuant to Section 6.02(b) on the next scheduled delivery date, as to which the Borrower has notified the Administrative Agent in writing.
     (b) After giving effect to this Credit Agreement Supplement, no Default or Event of Default has occurred or is continuing under the Amended Agreement.
     (c) The execution, delivery and performance by the Borrower of this Credit Agreement Supplement have been duly authorized by all necessary corporate or other organizational action of the Borrower.
     (d) No approval, consent, exemption or other action by, or notice to, or filing with any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by the Borrower or any other Loan Party of this Credit Agreement Supplement or any document related hereto other than the approvals, consents, exemptions, actions, notices or filings which have been duly obtained, taken, given or made and are in full force and effect.
Credit Agreement
Supplement and Amendment No. 3

     (e) This Credit Agreement Supplement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as such enforceability may be limited by Debtor Relief Laws and by principles of equity.
     (f) The execution, delivery, performance and compliance with the terms and provisions, by the Borrower, of this Credit Agreement Supplement, and the consummation of the transactions contemplated hereby with respect to each Loan Party, do not and will not: (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law, including, without limitation, Medicare Regulations.
ARTICLE IV
CONDITIONS PRECEDENT
     4.01 Conditions to Effectiveness. This Credit Agreement Supplement shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “Amendment Effective Date”):
     (a) the Borrower shall have prepaid any Loans outstanding (and any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from the nonratable increase in the Commitments under this Amended Agreement;
     (b) the Administrative Agent shall have received duly executed counterparts of this Credit Agreement Supplement which, when taken together, bear the authorized signatures of the Borrower, all of the Lenders, any Participating Lenders with New Commitments and the Administrative Agent;
     (c) the representations and warranties set forth in Section 3.01 hereof are true and correct in all material respects on and as of the Amendment Effective Date;
     (d) the Administrative Agent shall have received counterparts of the Consent in the form of Annex D hereto;
     (e) the Administrative Agent shall have received a Responsible Officer’s Certificate executed by a Responsible Officer of the Borrower in the form of Annex E hereto;
     (f) all corporate and other proceedings taken or to be taken in connection with this Credit Agreement Supplement and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Lenders and any Participating Lenders and their respective counsel; and
     (g) the Administrative Agent shall have received payment of all fees and expenses referred to in Section 5.05.
Credit Agreement
Supplement and Amendment No. 3

ARTICLE V
MISCELLANEOUS
     5.01 Lender Consent. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Credit Agreement Supplement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.
     5.02 APPLICABLE LAW. THIS CREDIT AGREEMENT SUPPLMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     5.03 Counterparts. This Credit Agreement Supplement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement Supplement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Credit Agreement Supplement.
     5.04 Credit Agreement. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendment. Except as expressly amended herein, the Amended Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Amended Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Amended Agreement.
     5.05 Costs and Expenses. On the Amendment Effective Date, the Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amended Agreement and the instruments and documents to be delivered hereunder and the reasonable fees, charges and expenses of counsel for the Administrative Agent outstanding on the Amendment Effective Date.
     5.06 Section Captions. Section captions used in this Amended Agreement are for convenience of reference only and shall not affect this construction of this Amended Agreement.
[Signature Pages Follow]
Credit Agreement
Supplement and Amendment No. 3

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement Supplement to be duly executed by their duly authorized officers, all as of the date first above written.

POLYMEDICA CORPORATION
By:	/s/ Keith W. Jones
	Name:	Keith W. Jones
	Title:	Chief Financial Officer

Signature Page
Credit Agreement
Supplement and Amendment No. 3

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Michael Brashler
	Name:	Michael Brashler
	Title:	Vice President

Signature Page
Credit Agreement
Supplement and Amendment No. 3

BANK OF AMERICA, N.A., as Lender
By:	/s/ Elizabeth L. Knox
	Name:	Elizabeth L. Knox
	Title:	Senior Vice President

BANK OF AMERICA, N.A., as Participating Lender
By:	/s/ Elizabeth L. Knox
	Name:	Elizabeth L. Knox
	Title:	Senior Vice President

Signature Page
Credit Agreement
Supplement and Amendment No. 3

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Kirk Tesch
	Name:	Kirk Tesch
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Participating Lender
By:	/s/ Kirk Tesch
	Name:	Kirk Tesch
	Title:	Vice President

Signature Page
Credit Agreement
Supplement and Amendment No. 3

CITIZENS BANK OF MASSACHUSETTS, as a Lender
By:	/s/ William F. Granchelli
	Name:	William F. Granchelli
	Title:	Senior Vice President

CITIZENS BANK OF MASSACHUSETTS, as Participating Lender
By:	/s/ William F. Granchelli
	Name:	William F. Granchelli
	Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ J. T. Taylor
	Name:	J. T. Taylor
	Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Participating Lender
By:	/s/ J. T. Taylor
	Name:	J. T. Taylor
	Title:	Senior Vice President

CIBC INC., as a Lender

Signature Page
Credit Agreement
Supplement and Amendment No. 3

By:	/s/ George Knight
	Name:	George Knight
	Title:	Authorized Signatory

CIBC INC., as Participating Lender
By:	/s/ George Knight
	Name:	George Knight
	Title:	Authorized Signatory

Signature Page
Credit Agreement
Supplement and Amendment No. 3

SUNTRUST BANK, as a Lender
By:	/s/ John W. Teasley
	Name:	John W. Teasley
	Title:	Director

SUNTRUST BANK, as Participating Lender
By:	/s/ John W. Teasley
	Name:	John W. Teasley
	Title:	Director

Signature Page
Credit Agreement
Supplement and Amendment No. 3

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	/s/ Diane F. Rolfe /s/ Susan LeFevre
	Name:	Diane F. Rolfe / Susan LeFevre
	Title:	Director / Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Participating Lender
By:	/s/ Diane F. Rolfe /s/ Susan LeFevre
	Name:	Diane F. Rolfe / Susan LeFevre
	Title:	Director / Director

Signature Page
Credit Agreement
Supplement and Amendment No. 3

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director, Banking Product Services, US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director, Banking Product Services, US

UBS LOAN FINANCE LLC, as Participating Lender
By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director, Banking Product Services, US

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director, Banking Product Services, US

Signature Page
Credit Agreement
Supplement and Amendment No. 3

ANNEX A TO
CREDIT AGREEMENT
SUPPLEMENT AND
AMENDMENT NO. 3
SCHEDULE 2.01
Commitments
and Applicable Percentages

		Applicable
Lender	Commitment	Percentage

Bank of America, N.A.	$40,000,000	18.39080460%
Wachovia Bank, National Association	$40,000,000	18.39080460%
Citizens Bank of Massachusetts	$35,000,000	16.09195402%
SunTrust Bank	$25,000,000	11.49425287%
KeyBank National Association	$25,000,000	11.49425287%
Deutsche Bank Trust Company Americas	$22,500,000	10.34482759%
CIBC Inc.	$20,000,000	9.19540230%
UBS Loan Finance LLC	$10,000,000	4.59770115%

Total	$217,500,000	100.00000000%

Schedule 2.01

ANNEX B TO
CREDIT AGREEMENT
SUPPLEMENT AND
AMENDMENT NO. 3
SCHEDULE 10.06
Processing and Recordation Fees
     The Administrative Agent will charge a processing and recordation fee (an “Assignment Fee”) in the amount of $2,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 plus the amount set forth below:

TRANSACTION	ASSIGNMENT FEE

First four concurrent assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable)	-0-

Each additional concurrent assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)	$500
Schedule 10.06

ANNEX C TO
CREDIT AGREEMENT
SUPPLEMENT AND
AMENDMENT NO. 3
EXHIBIT E
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). [Such] [Each such] sale and assignment is without recourse

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[5]	Include all applicable subfacilities.

Exhibit E

to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender if applicable]]

3.	Borrower(s): PolyMedica Corporation, a Massachusetts corporation

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of April 12, 2005 (as amended, supplemented and modified), among PolyMedica Corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender.

6.	Assigned Interest[s]:

		Aggregate	Amount of	Percentage
		Amount of	Commitment	Assigned of
		Commitment/Loans	/Loans	Commitment/		CUSIP
Assignor[s][6]	Assignee[s][7]	for all Lenders	Assigned	Loans		Number
		$	$		%
		$	$		%
		$	$		%
[7.    Trade Date:                     ]8
Effective Date:                     , 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE AMENDMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[6]	List each Assignor, as appropriate.

[7]	List each Assignee, as appropriate.

[8]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit E

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

		By:	Title:

ASSIGNEE
[NAME OF ASSIGNEE]

		By:	Title:

[Consented to and] [9] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:	Title:

[Consented to:] [10]

By:	Title:

[9]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[10]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Exhibit E

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
          1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit E

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York.

Exhibit E

ANNEX D TO
CREDIT AGREEMENT
SUPPLEMENT AND
AMENDMENT NO. 3
CONSENT
     This CONSENT, dated as of March ___, 2006 (this “Consent”), to the Amended Agreement referred to below is delivered by each of the undersigned (each a “Subsidiary Guarantor”).
WITNESSETH:
     WHEREAS, in connection with the transactions contemplated by the Credit Agreement, dated as of April 12, 2005 (as supplemented, amended and modified by the Credit Agreement Supplement and Amendment dated as of May 24, 2005, Amendment and Limited Waiver No. 2, dated as of November 18, 2005, and the Consent, dated as of February 8, 2006 (the “Credit Agreement”), and as further supplemented and amended by Credit Agreement Supplement and Amendment No. 3, dated the date hereof (as so amended, supplemented and modified, the “Amended Agreement”), among PolyMedica Corporation, a Massachusetts corporation, (the “Borrower”), the lenders from time to time parties thereto (collectively, the “Lenders”), and Bank of America, N.A., as administrative agent (in such capacity the “Administrative Agent”) for the Lenders, Swing Line Lender and L/C Issuer and certain other agents parties thereto, each Subsidiary Guarantor has executed and delivered to the Administrative Agent and the Lenders that certain Subsidiary Guaranty, dated as of April 12, 2005 (the “Subsidiary Guaranty”; capitalized terms not otherwise defined herein to have the meanings provided in the Amended Agreement and in the Credit Agreement);
     WHEREAS, it is a condition of effectiveness of the Amended Agreement that each Subsidiary Guarantor deliver to the Administrative Agent and the Lenders an executed counterpart of this Consent;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor hereby agrees, as follows:
     1. each Subsidiary Guarantor consents and agrees to the terms of (a) the Credit Agreement and (b) the Amended Agreement;
     2. each Subsidiary Guarantor confirms and agrees that notwithstanding the effectiveness of the Amended Agreement, the Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amended Agreement, each reference in the Subsidiary Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by the Amended Agreement; and
     3. each Subsidiary Guarantor confirms that the Collateral Documents to which such Subsidiary Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (in each case, as defined the Credit Agreement , as amended by the Amended Agreement).
Form of Consent

     IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[SUBSIDIARY GUARANTORS]

By:
Name:
Title:
Signature Page
Form of Consent

ANNEX E TO
CREDIT AGREEMENT
SUPPLEMENT AND
AMENDMENT NO. 3
RESPONSIBLE OFFICER’S CERTIFICATE
POLYMEDICA CORPORATION
     The undersigned duly appointed and acting Responsible Officer of PolyMedica Corporation, a Massachusetts corporation (the “Borrower”), in connection with the Credit Agreement Supplement and Amendment No. 3, dated as of March [      ], 2006 (the “Credit Agreement Supplement”), amending, supplementing and modifying certain provisions of the Credit Agreement dated as of April 12, 2005 (as so amended and supplemented on May 24, 2005 and November 18, 2005 and the subject of a Consent dated as of February 8, 2006 (the “Credit Agreement”) and further amended by the Credit Agreement Supplement, the “Amended Agreement”; capitalized terms used herein without definition, having the meanings provided in the Amended Agreement and the Credit Agreement), among the Borrower, the lenders from time to time parties thereto (collectively, the “Lenders”), and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Swing Line Lender and L/C Issuer and certain other agents parties thereto, DO HEREBY CERTIFY, as follows:
     (i) the representations and warranties of the Borrower made in this Certificate and in the Loan Documents immediately after giving effect to the amendments and supplements contemplated by the Amended Agreement on the date hereof, are true and correct in all material respects on and as of the date hereof (i) except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (ii) except the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Amended Agreement, and (iii) together with any additional items that will be disclosed on any updated Schedules required to be supplemented pursuant to Section 6.02(b) on the next scheduled delivery date, as to which the Borrower has notified the Administrative Agent in writing.
     (ii) after giving effect to the Credit Agreement Supplement, no event has occurred and is continuing that constitutes a Default.
[Remainder of this page intentionally blank]
Form of Responsible Officer’s Certificate

IN WITNESS WHEREOF, the undersigned has executed this Responsible Officer’s Certificate this __ day of March 2006.

POLYMEDICA CORPORATION

By:
Name:
Title:
Signature Page
Form of Responsible Officer’s Certificate